Exhibit 10.52
*** Text Omitted and Filed Separately
Pursuant to a Confidential Treatment Request
under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2(b)(1
TECHNOLOGY LICENSE AGREEMENT
     THIS TECHNOLOGY LICENSE AGREEMENT (the “License Agreement”) is made and entered into on the date on which the last signature of the Parties hereto occurs hereon (the “Effective Date”) by and between Dot Hill Systems Corp., a Delaware corporation (“Dot Hill”) having its principal place of business located at 2200 Faraday Avenue, Suite 200, Carlsbad, California 92008 and Network Appliance, Inc., a Delaware corporation (“NetApp”), having its principal place of business located at 495 East Java Drive, Sunnyvale, California 94089. Dot Hill and NetApp may individually be referred to as a “Party” and collectively as the “Parties” in this License Agreement.
BACKGROUND:
     WHEREAS, NetApp and Dot Hill previously entered into a Development and Supply Contract (defined below);
     WHEREAS, Dot Hill and NetApp are interested in establishing separate terms and conditions for the permitted use by NetApp and each NetApp DCM (defined below) of certain Dot Hill Technology (defined below) that is delivered by Dot Hill to NetApp for the intended development, manufacture, sale, distribution and delivery of NetApp products, as more fully set forth below; and
     WHEREAS, Dot Hill and NetApp desire that this License Agreement will supersede and replace in their entirety those provisions in the Development and Supply Contract which pertain to, among other things, license rights granted by Dot Hill for use of Dot Hill Technology and rights, duties and/or obligations for the establishment and maintenance of an escrow therefore, as more fully set forth below.
     NOW, THEREFORE, in consideration of the terms and conditions herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dot Hill and NetApp hereby agree to the following:
LICENSE AGREEMENT:
1. Definitions. For purposes of the construction and interpretation of this License Agreement, the following terms shall have the following meanings:
     1.1 “Affiliate” means any entity that controls, is controlled by, or under common control with a party, where control means the direct or indirect beneficial ownership or control of more than fifty percent (50%) of the outstanding voting interests of such entity (but only for so long as such entity meets these requirements).
     1.2 “Confidential Information” of a Party means all business, technical and financial information, data, know-how, ideas and customer lists and any and all other information and material, tangible or intangible, that is owned, used obtained or
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maintained by such Party which provides such Party an advantage over competitors who do not know or use it and derives to such Party economic value (actual or potential) from not being generally known to the public or to other entities who can obtain economic or other value from its disclosure and use. For the avoidance of doubt, (i) Dot Hill Technology that is licensed by Dot Hill under this License Agreement shall be deemed to be Confidential Information belonging to Dot Hill and (ii) the provisions of this License Agreement (including royalty amounts in this License Agreement) shall be deemed to Confidential Information of both Parties.
     1.3 “Development and Supply Contract” means collectively that certain Development and OEM Supply Agreement dated July 26, 2005, together with its First Amendment thereto dated August 3, 2006 and its Second Amendment thereto, which have been executed by the authorized representatives of Dot Hill and NetApp.
     1.4 “Dot Hill Competitor” means Xyratex, Ltd., LSI Corporation, Infortrend Technology, Inc. and/or any of their respective Affiliates and/or successors-in-interest.
     1.5 “Dot Hill IPR” means all rights worldwide in and to any Dot Hill Patents, copyrights, trade secrets and semiconductor topography rights (including semiconductor mask work rights) that Dot Hill has the right to license without the payment of any royalties or other fees to any third parties and that are not otherwise available to NetApp without a license from Dot Hill, but in all cases excluding rights in trademarks, service marks, trade names, service names, and Internet domain names and other similar designations.
     1.6 “Dot Hill Patents” means patents, patent applications, design patents and registrations, and utility models, along with any reissues, re-examinations, continuations, continuations-in-part, divisions and renewals thereof, which Dot Hill has the right to license as of the Effective Date without the required payment of any royalties or other fees to any third party and that are not otherwise available to NetApp without a license from Dot Hill.
     1.7 “Dot Hill Technology” means those items of Technology that Dot Hill has the right to license without the payment of royalties or other fees to third parties and that are not otherwise available to NetApp without a license from Dot Hill and which are used on the Effective Date by Dot Hill to develop, manufacture, assemble, test and support the Products. These items of Technology are identified in Exhibit A, List of Dot Hill Technology, to this License Agreement, which items may be updated upon mutual written agreement of the authorized representatives of Dot Hill (which for Dot Hill shall be the President or Senior Vice President of Engineering) and NetApp (which for NetApp shall be a Vice President of Engineering) provided, however, that all of the following conditions are met: (i) any such item that is to be added or updated must have been in existence as of the Effective Date (for the avoidance of doubt, these additions and updates of Technology may include, but not be limited to, undocumented processes or procedures that are being used to perform the manufacture of Products
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on the Effective Date); (ii) any such item to be added or updated is necessary to manufacture the Products listed on Exhibit B to the Development and Supply Contract, as such Exhibit B exists on the Effective Date; (iii)  Dot Hill is not required to pay royalties to any third party for any item to be added or updated; and (iv) in the Parties’ reasonable opinion, each such item had either been erroneously or incorrectly omitted from, insufficiently documented, or erroneously or incorrectly included on Exhibit A, List of Technology, to this License Agreement. If such authorized representatives of Dot Hill and NetApp agree to update Exhibit A, List of Dot Hill Technology, for any such item, then Dot Hill will prepare an update thereto that addresses such item of Technology and upon NetApp’s written acceptance of such update proposed by Dot Hill, it will become a part of Exhibit A, List of Dot Hill Technology. Any consent to be provided to a modification or update made to Exhibit A by Dot Hill shall not be unreasonably withheld. Dot Hill Technology will also include items of Technology that Dot Hill may supply after the Effective Date to NetApp under the Development and Supply Contract to the extent necessary to resolve a bug or defect found in Products; however, Dot Hill Technology does not and shall not include any derivatives, enhancements and/or major modifications to the Products developed by or for Dot Hill after the Effective Date or any items created after the Effective Date for which Dot Hill may derive independent economic value, separate and/or apart from the Products.
     1.8 “Effective Date” shall have the meaning ascribed to such term in the introductory paragraph of this License Agreement.
     1.9 “[...***...] Period” means the [...***...] period beginning on [...***...] and ending on [...***...].
     1.10 “IOM” means an electronics input-output module which incorporates or makes use of any Dot Hill Technology.
     1.11 “Initial Purchase Period” means the period beginning on [...***...] and ending on [...***...].
     1.12 “License Agreement” means the base terms and conditions of this agreement, together with any exhibits which are attached hereto.
     1.13 “NetApp DCM” means a third party which is authorized in writing by NetApp to manufacture products for NetApp.
     1.14 “Other Royalty-Bearing Component” means any [...***...]. The term “Other Royalty-Bearing Component” also includes any [...***...].
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     1.15 “PCM” means an electronics processor controller module which incorporates or makes use of any Dot Hill Technology.
     1.16 “Permitted Purposes” means the following: (i) the development of improvements to the Products (the “Improvements”); (ii) the manufacture of Products and Improvements thereto solely for integration into or as additions to NetApp systems, appliances and other products; (iii) the sale, distribution, servicing and support of systems, appliances and other products containing the Products or Improvements subject, however, to the prior written agreement of the Parties to a royalty, if any, that applies thereto in accordance with Section 6.1 of this Agreement; and/or (iv) [...***...].
     1.17 “Product” means any Shasta, [...***...] product that (i) incorporates and/or makes use of any Dot Hill Technology and (ii) is listed on Exhibit B (Product Price and Bill of Materials Breakdown) of the Development and Supply Contract, as such exhibit may be updated from time to time by the parties.
     1.18 “Royalty Base” shall have the same meaning as is ascribed to such term in Section 4 of Exhibit J, Rev. 1 of the Development and Supply Contract.
     1.19 “Royalty-Bearing Items” means collectively [...***...] Products and Other Royalty-Bearing Components.
     1.20 “[...***...]” means any [...***...] containing Dot Hill Technology that is designed by or for NetApp for [...***...]. Notwithstanding the foregoing, the term “[...***...]” shall not include any [...***...] Products and/or Other Royalty-Bearing Components.
     1.21 “[...***...] Product” means any [...***...] or any derivative products thereof, which incorporate or make use of any Dot Hill Technology and is designed [...***...].
     1.22 “[...***...] Period” means the [...***...] period beginning on [...***...] and ending on [...***...].
     1.23 “Technology” means any and all technical information, know how, trade secrets, data, plans, schematics, drawings, design hardcopy, computer-assisted design files, specifications, vendor lists, board layouts, firmware, test scripts, quality standards, internal component test design, tooling, tooling designs, test software and documentation, process flows, and process setups and process instructions.
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     1.24 “Time Commitment Period” means the period that commences on [...***...] and ends on [...***...].
     1.25 “Trigger Event” shall have the same meaning as is ascribed to such term in the Section 5, Definitions, of the Development and Supply Contract.
2. Term. The term of this License Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with its termination provisions, shall end on the date on which the last to expire of the Dot Hill IPR can be enforced. Upon any termination of this License Agreement in accordance with its termination provisions, the term of this License Agreement will end on the effective date of such termination.
3. License Rights and Restrictions
     (a) Ordinary Use. Subject to the terms and conditions of this License Agreement and the Development and Supply Contract, including the fulfillment by NetApp of its obligations to pay on a timely basis all amounts due under such agreements and to comply in all respects with the requirements obligations in Exhibit J, Rev. 1 of the Development and Supply Contract, Dot Hill hereby grants, on behalf of itself and its Affiliates, to NetApp a worldwide, perpetual, non-transferable (except as permitted under Section 9 (“Assignment”), non-sublicensable, nonexclusive right and license [...***...].
     (b) Manufacturing and Other Rights. Subject to the terms and conditions of this License Agreement and the Development and Supply Contract, including the fulfillment by NetApp of its obligations to pay on a timely basis all amounts due under such agreements and to comply in all respects with the requirements obligations in Exhibit J, Rev. 1 of the Development and Supply Contract, Dot Hill hereby grants, on behalf of itself and its Affiliates, to NetApp:
     (i) a worldwide, revocable in accordance with Section 3(c), non-transferable (except as permitted under Section 9 (“Assignment”)), royalty-bearing during the Time Commitment Period to the extent set forth in Section 6.1 (“Royalties”) and royalty-free thereafter, perpetual, nonexclusive right and license, without the right to sublicense (except as set forth in Section 3(d)), [...***...] to perform:
     (A) during the Initial Purchase Period, Permitted Purposes for up to [...***...] of the total number of units of [...***...] Products included in NetApp’s fiscal monthly revenue demand that are to be purchased and sold by NetApp during each NetApp fiscal month within the Initial Purchase Period,
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               (B) during the [...***...] Period, all Permitted Purposes for up to [...***...] of the total number of units of [...***...] Products included in NetApp’s fiscal monthly revenue demand that are to be purchased and sold by NetApp during each NetApp fiscal month within the [...***...] Period,
               (C) during the [...***...] Period, Permitted Purposes for up to [...***...] of the total number of units of [...***...] Products included in NetApp’s fiscal monthly revenue demand that are to be purchased and sold by NetApp during each NetApp fiscal month within the [...***...] Period, and
               (D) after the expiration of the Time Commitment Period, Permitted Purposes for [...***...] Products;
          (ii) a worldwide, revocable in accordance with Section 3(c), non-transferable (except as permitted under Section 9 (“Assignment”)), royalty-bearing during the Time Commitment Period to the extent set forth in Section 6.1 (“Royalties”) and royalty-free thereafter, perpetual, nonexclusive right and license, without the right to sublicense (except as set forth in Section 3(d)) [...***...] to perform Permitted Purposes for Other Royalty-Bearing Components; and
          (iii) a worldwide, revocable in accordance with Section 3(c), non-transferable (except as permitted under Section 9 (“Assignment”)), royalty-free, perpetual, nonexclusive right and license, without the right to sublicense (except as set forth in Section 3(d)) [...***...]. For the avoidance of doubt, no [...***...] shall be due to Dot Hill to perform Permitted Purposes for any [...***...].
     (c) Certain Rights of Revocation. Each Party acknowledges and agrees that the license rights granted to NetApp in Section 3(b) above may be revoked immediately by Dot Hill, upon written notice to NetApp, in the event of the occurrence of any of the following events:
          (i) if NetApp [...***...]; or
          (ii) this License Agreement or the Development and Supply Contract is terminated according to its terms due to a material breach by NetApp.
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Also, upon written notice to NetApp, Dot Hill may revoke immediately the sublicense rights granted by NetApp to a sublicensee of NetApp in the event that: (1) such sublicensee improperly uses Dot Hill Technology beyond the scope of the sublicense rights described in Section 3(d) (and further described in Section 3(b) above) and (2) any such improper use remains uncured for a period of [...***...] after written notice thereof. Any revocation made by Dot Hill of any NetApp rights in Section 3(b) as a result of any of the events described in Subsection 3(c)(i) and/or 3(c)(ii) above shall result in the revocation of all related sublicense rights granted by NetApp.
     (d) Sublicense Rights
          (i) Scope of Rights. Subject to the provisions in this Section 3(d) and NetApp’s compliance with the other terms and conditions of this License Agreement and the Development and Supply Contract, the rights granted in Section 3(b) may be sublicensed by NetApp solely to NetApp DCMs to make, within the scope of the applicable rights granted in Section 3(b), [...***...] Products, Other Royalty-Bearing Components and/or [...***...] for sale to (1) NetApp and (2) NetApp’s Affiliates.
          (ii) Limit on Manufacture of [...***...] Products. NetApp acknowledges and agrees that the maximum total aggregate amount of units of [...***...] Products that may be manufactured and sold based on the exercise of the rights in Section 3(b)(i) (including all sublicense rights therefor), during each NetApp fiscal month occurring within the Time Commitment Period is limited solely to those units covered within the aggregate percentages expressed in [...***...] for that month, determined regardless of whether such [...***...] Products are made by NetApp and/or one or more NetApp DCMs. For the avoidance of doubt, it is hereby acknowledged that with respect to NetApp’s permitted exercise of the license rights set forth in Section 3(b)(i) (including all sublicense rights therefor), it will not matter what geographies or regions such [...***...] Products may be shipped or delivered into by NetApp or how many NetApp DCMs may be used by NetApp to manufacture for NetApp such [...***...] Products.
          (iii) Other Responsibilities. Prior to the granting by NetApp of any such sublicense rights to NetApp DCMs or NetApp’s Affiliates, NetApp shall obtain the written agreement of NetApp DCMs or NetApp’s Affiliates, as applicable, to hold in confidence all Dot Hill Technology that NetApp may provide and, in the case of a grant of any sublicense rights to any NetApp DCMs, for such NetApp DCMs to use such Dot Hill Technology solely in a manner fully and entirely consistent with the rights granted in Section 3(b) and solely to make Products for sale to NetApp or NetApp’s Affiliates.
          (iv) Exclusions. Notwithstanding anything to the contrary, no rights, licenses, approvals or permissions are granted under this License Agreement or given by Dot Hill to NetApp or any NetApp DCM to permit it to license, sublicense, provide, distribute or disclose during the Time Commitment Period any Dot Hill Technology to
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any Dot Hill Competitor for the purpose of producing any [...***...]. However, in the event that NetApp considers purchasing [...***...].
     (e) License Restrictions. NetApp acknowledges and agrees that (i) the Dot Hill Technology is confidential to Dot Hill and (ii) NetApp shall not disclose to any third party, other than NetApp DCMs or third parties authorized in writing by Dot Hill, any Dot Hill Technology. NetApp shall not, nor shall NetApp knowingly allow any third party, to: (1) use any Dot Hill Technology, except as expressly permitted by the license rights granted under this License Agreement, or (2) reverse engineer, decompile, disassemble, or attempt to reduce to source code form any object code included in the Dot Hill Technology, except solely to the extent permitted under applicable law to achieve interoperability with hardware or software to be used therewith.
     (f) No Other Rights Granted. Except as expressly set forth above in this Section 3, no right or license shall be deemed to be or have been granted, either directly or by implication, estoppel, exhaustion, doctrine of law, equity or otherwise, under any patent, trade secret, copyright or other intellectual property rights or to any Dot Hill Technology which Dot Hill may own or otherwise possess.
4. Ownership Rights. The terms and conditions within Section 11.5, Intellectual Property Ownership Rights, of the Development and Supply Contract relating to Dot Hill’s ownership rights in Dot Hill IPR and Dot Hill Technology shall apply to Dot Hill IPR and Dot Hill Technology licensed under this License Agreement.
5. Use of Manufacturing Lines.  If a Trigger Event occurs and a Dot Hill DCM becomes a NetApp DCM to make Products to supply to NetApp, then any manufacture or production of such Products may, at NetApp’s option, [...***...] provided, however, that:
     (i) such right may be exercised only with the prior written consent of Dot Hill, which consent will not be unreasonably withheld, and only (a) if NetApp has not already established with a NetApp DCM its own manufacturing lines to make or produce Products and (b) for a period of [...***...] following the date of such Trigger Event ([...***...]); and
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     (ii) with respect to such right, NetApp shall be entitled to receive [...***...] that NetApp would have been [...***...] under the Development and Supply Contract, based on the application of the [...***...] of Exhibit F, Rev. 2 thereto and determined as if NetApp had elected to purchase such Products directly from Dot Hill, instead of from another source.
Notwithstanding anything to the contrary, NetApp acknowledges and agrees that, unless a Trigger Event occurs, NetApp shall have no right to [...***...].
6. Royalties; Statements; Payments; Taxes; Interest; Other Reports
     6.1 Royalties. In partial consideration of the rights, licenses and other privileges which are granted by Dot Hill to NetApp in this License Agreement, NetApp hereby agrees to pay to Dot Hill, at the times and in the manner set forth in Section 6.2 below, the amounts set forth below.
     (a) Certain Royalty-Bearing Products. For the license rights granted in this Agreement, royalties shall be imposed on the products described below in accordance with the classification scheme set forth below: [...***...]
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[...***...]
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[...***...].
          (b) Royalties for Units of [...***...] Products. For each unit of a [...***...] Product in the Royalty Base that is sold, distributed or otherwise made available to any third party by NetApp, a NetApp DCM or any of their respective Affiliates during any NetApp fiscal month occurring within the [...***...], NetApp shall pay a royalty to Dot Hill in an amount equal to [...***...] for such unit, according to the same or similar Product containing the same configuration included on Exhibit B of the Development and Supply Contract. Solely for the purpose of the interpretation and construction of this Section 6.1(b), the term [...***...]. For this royalty calculation, [...***...]. NetApp shall inform Dot Hill in writing of when each [...***...] for each [...***...] Product is anticipated to occur, [...***...] prior to each such anticipated [...***...].
          (c) Royalties for Other Items. Each of the Parties acknowledge and agree that, as of the Effective Date, royalty rates have not been agreed by the Parties for any products or items not otherwise listed on Exhibit B of the Development and Supply Agreement (including derivatives that have similar configurations, along with Other [...***...]). Upon request by a Party, a royalty rate shall be negotiated in good faith by the Parties for such products or items which may be based on factors including but not limited to the remaining time in the [...***...], amount of IP utilized, attainment to business plan, competitive dynamics and other relevant factors. NetApp shall inform Dot Hill in writing of when each [...***...] for each product is anticipated to occur, [...***...] prior to each such anticipated [...***...]. Notwithstanding anything to the contrary, unless and until the Parties negotiate and establish a royalty for each of such products through their authorized representatives, NetApp shall not have any right to sell, distribute, service or support any systems, appliances and/or other products which contain any products or improvements that contain or make use of any Dot Hill Technology.
     (d) Reconciliation for Units of [...***...] Products. For the avoidance of doubt, it is hereby acknowledged and understood that during the [...***...] Period and the [...***...] Period royalties will be required to be paid under Section 6.1(a) for units of [...***...]
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[...***...]. The following schedule reconciles the percentages contained in the license rights in Section 3(b)(i) of this License Agreement with the percentages contained in the Royalty Base for [...***...] Products for which royalties are due from NetApp:

		Percentage	Percentage
		in License	of Royalty-	Royalty
Description	Period of Time	Rights	free Units	Base
Initial Purchase Period	[...***...]	[...***...]	[...***...]	[...***...]
[...***...] Period	[...***...]	[...***...]	[...***...]	[...***...]
[...***...] Period	[...***...]	[...***...]	[...***...]	[...***...]
     6.2       Statements.  NetApp shall submit to Dot Hill, [...***...], a complete and accurate statement of account, in such form and containing such information as may be mutually agreed by the parties at any time and from time to time.  Notwithstanding anything to the contrary, such information to be submitted by NetApp shall, at a minimum, include the following: (i) the total units of each of the Royalty-Bearing Items, by product or part number, sold, distributed or otherwise made available to any third party by the aggregate of NetApp, a NetApp DCM or any of their respective Affiliates (for the avoidance of doubt NetApp may provide the aggregate data by each product or part number for all such units regardless of whether they are sold, distributed or otherwise made available by NetApp, a NetApp DCM or any of their respective Affiliates); (ii) the identity of the NetApp DCM’s which manufacture each of the Royalty-Bearing Items; and (iii) a calculation of the total amount due and payable to Dot Hill under this License Agreement by each product or part number for the relevant NetApp fiscal month reporting period.  Each statement shall be in writing and certified by NetApp and sent by NetApp to a Dot Hill-designated address. Dot Hill shall submit an invoice to NetApp for the amount payable based on such statement of account [...***...] its receipt of such statement from NetApp.  The amounts due to Dot Hill under this License Agreement shall be due and payable to Dot Hill [...***...] (the “Payment Term”) occurring during the period commencing on the Effective Date and ending on March 31, 2011. Notwithstanding the foregoing, if NetApp has submitted to Dot Hill [...***...] a complete and accurate statement of account containing proper information for such NetApp [...***...], but Dot Hill has not issued an invoice to NetApp based on such statement within [...***...] after Dot Hill’s receipt of such statement from NetApp, then there will be a day-for-day delay in the Payment Term for the amount due from NetApp that is based on such statement which will be
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equal to the number of days that such invoice had been issued late by Dot Hill, i.e., the number of days beyond [...***...] for which such invoice was issued late by Dot Hill.
     6.3 Payments. All payments of amounts due and payable to Dot Hill under this License Agreement shall be made: (i) via electronic transfer in accordance with instructions which will be supplied by Dot Hill to NetApp, (ii) in United States dollars, and (iii) except as permitted in Section 6.4 below, without any set-off or deduction of any kind or nature, notwithstanding any claim which NetApp may assert against Dot Hill. The receipt or acceptance by Dot Hill of any statements or of any payments in respect of any amounts due and payable to Dot Hill under this License Agreement shall not preclude Dot Hill from questioning the correctness of such amounts at any future time. NetApp will notify Dot Hill promptly in writing in the event that NetApp discovers any inconsistencies, mistakes or errors which have been made in the statements submitted or payments made, and provide to Dot Hill at such time all relevant information with regard thereto in order to permit correction of such inconsistencies, mistakes or errors. NetApp will make appropriate payment to Dot Hill therefor within [...***...] of NetApp’s provision of written notice thereof to Dot Hill.
     6.4 Taxes. All payments made by NetApp under this License Agreement shall be made free and clear of and without deduction or withholding for or on account of any taxes unless such deduction or withholding is required by applicable law, in which case NetApp shall (a) withhold the legally required amount from payment, (b) remit such amount to the applicable taxing authority, and (c) within [...***...] of payment, deliver to Dot Hill original documentation or a certified copy evidencing such payment of tax. In the event that NetApp does not provide evidence of payment of withholding taxes in accordance with the preceding sentence, NetApp shall be liable to and shall reimburse Dot Hill for the tax withheld from payment to Dot Hill. In determining the amount of tax to withhold, NetApp shall give due regard to all applicable international laws, including income tax treaties and/or protocols.
     6.5 Interest. All undisputed amounts payable by NetApp to Dot Hill which are paid more than [...***...] after their applicable due date shall bear interest in an amount equal to [...***...], computed from the original date due until such overdue amounts are paid.
     6.6 Planning Reports. NetApp shall provide to Dot Hill, prior to the end of each NetApp fiscal quarter occurring within the period beginning on the Effective Date and ending on March 31, 2011, with a non-binding report setting forth a description and quantities of each of the Royalty-Bearing Items that NetApp and NetApp DCMs expect to sell, distribute or otherwise make available to third parties during each NetApp fiscal month in the upcoming NetApp fiscal quarter, together with a calculation of royalties anticipated to become due to Dot Hill under this License Agreement for each of such Royalty-Bearing Items. Dot Hill acknowledges that the planning reports provided to it by NetApp under this License Agreement may contain Confidential Information of NetApp
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and, therefore, such reports will be subject to the confidentiality provisions in Section 8 of this License Agreement.
     6.7 Other Information. At least [...***...] prior to first customer shipment of any new NetApp product that incorporates or any makes use of Dot Hill Technology in each such product, NetApp shall disclose in writing to Dot Hill: (i) details of the major elements of Dot Hill Technology incorporated or used in each such new NetApp product and (ii) the names, addresses and contact information of all third parties that have used Dot Hill Technology to make or develop each such new NetApp product.
7. Books and Records. NetApp and its Affiliates shall keep complete and accurate books of account and records relating to the subject matter of this License Agreement, including all transactions relating to the rights and licenses granted and amounts due and payable to Dot Hill under this License Agreement. Without limiting the generality of the foregoing, NetApp and its Affiliates shall make available to Dot Hill, without restriction, reports and information necessary for Dot Hill to verify the transactions relating to the rights and licenses granted and all amounts due and payable to Dot Hill under this License Agreement hereunder, including all information necessary to verify the statements required to be delivered by NetApp pursuant to Section 6 of this License Agreement. During the period beginning on the Effective Date and ending on March 31, 2011, and for a period of [...***...] thereafter, Dot Hill and/or its duly authorized agents shall have the right, upon [...***...] prior written notice to NetApp and at Dot Hill’s expense, to examine and/or audit said books of account and records at NetApp’s and NetApp’s Affiliates’ place of business to determine the accuracy and completeness of the statements and payments provided by NetApp under this License Agreement. If, however, any such examination or audit discloses that NetApp owes any amounts to Dot Hill in excess of [...***...] of the amounts previously paid to Dot Hill, then NetApp shall immediately pay such deficiency, plus interest thereon in the amount provided for in Section 6.5, together with all reasonable costs for such examination and collection thereof which have been incurred by Dot Hill.
8. Confidentiality
     8.1 General Obligations. In connection with a Party’s activities under this License Agreement, each Party may be supplying or disclosing to the other Party, in confidence, certain Confidential Information. All Confidential Information which is owned by a disclosing Party shall be and remain the sole and exclusive property of the disclosing Party. Each Party agrees to (i) maintain all of the Confidential Information of the disclosing Party in the strictest of confidence and (ii) except as expressly permitted in Section 8.2 of this License Agreement, not disclose or permit or aid in the disclosure of any portion of the disclosing Party’s Confidential Information. Each Party shall not, except to perform its obligations or exercise its rights in a manner permitted under this License Agreement, use the Confidential Information for any purpose whatsoever.
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     8.2 Disclosure of Dot Hill Technology
          (i) Written Confidentiality Agreements. Prior to NetApp’s provision of any Dot Hill Technology to any NetApp DCM or other third party, NetApp shall enter into a written confidentiality agreement that requires such NetApp DCM or other third party to treat such Dot Hill Technology as Confidential Information of Dot Hill and in a manner consistent with the sublicense rights granted in Section 3(d) (and within the proper scope of the permitted rights described in Section 3(b)), the confidentiality obligations of NetApp is Section 8.1 above.
     (ii) Limited Scope of Disclosure. NetApp shall not disclose any Dot Hill Technology to any third party without obtaining the prior written approval of an authorized representative of Dot Hill, unless: (i) such disclosure is made for the purpose of: (a) enabling a third party to work with a NetApp DCM to have such NetApp DCM make Products for sale to NetApp, or (b) permitting a third party to develop for NetApp enhancements to or derivative Products; and (ii) such third party has a strict need to know such Dot Hill Technology in order to perform its obligations associated with or related to such purpose. This obligation shall not prevent or restrict NetApp’s right to use or disclose the Dot Hill Technology in a manner that is consistent with the (1) license rights granted by Dot Hill and related license restrictions in Section 3 of this License Agreement and (2) confidentiality and other obligations in Section 8 of this License Agreement. Notwithstanding anything to the contrary, NetApp shall have no right to provide, distribute or disclose during the Time Commitment Period any Dot Hill Technology to any Dot Hill Competitor for the purpose of producing [...***...], without first obtaining a separate written approval from an authorized representative of Dot Hill to do so, and no approval or permission shall be deemed to have been given by Dot Hill under or by virtue of this Section 8.2(ii) to permit NetApp to do so.
          (iii) Communication of Information. Upon request by Dot Hill, NetApp will: (i) provide Dot Hill with redacted copies of all existing confidentiality agreements then in effect with all such third parties that cover the use of such Confidential Information, including any redacted confidentiality agreements with any NetApp DCMs; and (ii) reasonably cooperate with Dot Hill in actions undertaken by Dot Hill to enforce the provisions of any existing confidentiality agreements which cover Confidential Information of Dot Hill. NetApp may redact any confidentiality agreement to be provided to Dot Hill under this Section 8.2(iii) for the purpose of protecting the confidential information of third-party suppliers, current and future unannounced NetApp products, confidential NetApp product roadmaps, and confidential supply chain information. For the avoidance of doubt, this ability of NetApp to redact information shall not provide to NetApp any right to redact information which details the specific Confidential Information of Dot Hill disclosed to such recipients.
The parties acknowledge that, prior to the Effective Date, Dot Hill has made a written request to NetApp for it to: (a) disclose the names, addresses and contact information
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of all third parties which have received any RFQ Information and/or DH Engineering Information, as such terms are defined in the Development and Supply Contract; (b) provide Dot Hill with copies of all existing confidentiality agreements then in effect with all such third parties that cover the use of such RFQ information and/or DH Engineering Information; and (c) inform Dot Hill of any suspected or know misuse of any such RFQ Information and/or DH Engineering Information by any such third parties. NetApp hereby agrees to provide each of these items to Dot Hill on or about October 5, 2007.
Also, after the Effective Date NetApp will notify Dot Hill immediately in writing of: (1) any suspected or known misuse of any Confidential Information of Dot Hill by NetApp or any third parties and/or (2) any breach or violation by NetApp or any of its Affiliates of Section 8 of this Agreement. Such notice will occur immediately after any information of such suspected or known misuse is brought to NetApp’s attention and will include all known details thereof.
     8.3 Exceptions to Confidentiality Obligations. The confidentiality obligations in Sections 8.1 and 8.2 shall not apply in respect of any information to the extent to which it:
          (i) is in the public domain at the time of the disclosing Party’s communication to the receiving Party;
          (ii) enters the public domain through no fault of the receiving Party after the time of the disclosing Party’s communication thereof to the receiving Party;
          (iii) was rightfully communicated by a third party to the receiving Party free of any obligation of confidence;
          (iv) is independently developed by a Party without access to and use of the other Party’s Confidential Information;
          (v) is required to be disclosed by law, regulation, governmental authority, national stock exchange or national listing system rule or regulation;
          (vi) is required to be disclosed by a court order provided, however, that if the receiving Party seeks disclosure of such information, it shall provide the disclosing Party with written notice thereof and the opportunity to seek a protective order or seek confidential treatment of any such information be to disclosed, if applicable, and, provided further, that such Party only discloses what is required to be disclosed;
          (vii) pertains to the terms and provisions of this License Agreement and is disclosed in confidence to a Party’s accountants, bankers, and financial and/or legal advisors who are under a duty to maintain such information in confidence; and/or
          (viii) is necessary to enforce the terms of this License Agreement.
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In connection with any proposed filing of this License Agreement with the Securities and Exchange Commission or other regulatory body, the Parties will work in good faith to request promptly, and in a manner consistent with a Party’s then-existing filing obligations therewith, confidential treatment for sections of this License Agreement that qualify for such confidential treatment.
9. No Assignment. Neither Party shall assign any of its rights nor delegate any of its obligations under this License Agreement to any other party, whether by operation of law or otherwise, without first obtaining the prior written consent of the other Party. Notwithstanding the foregoing, a Party hereto may assign this License Agreement, upon written notice to the other party, to a successor-in-interest to all or a majority of its outstanding voting securities or to a purchaser of all or substantially all of its assets provided, however, that: (1) any such assignment of this License Agreement to such successor-in-interest or purchaser, as the case may be, is made on a simultaneous basis with an assignment to such same successor-in-interest or purchaser, as the case may be, of the Development and Supply Contract, (2) such successor-in-interest or purchaser, as the case may be, agrees in writing to abide in all respects with the assigning Party’s existing and future duties and obligations under both this License Agreement and the Development and Supply Contract, and (3) in the case of a situation involving a potential or actual successor-in-interest to all or a majority of its outstanding voting securities of NetApp or a potential or actual purchaser of all or substantially all of its assets of NetApp, any such successor-in-interest or purchaser, as the case may be, is not a Dot Hill Competitor. Any attempted assignment or delegation in violation of the foregoing shall be null, void and ineffective from inception. The rights and obligations of this License Agreement shall inure to and be binding upon each Party’s respective permitted successors-in-interest and assigns.
10. TERMINATION RIGHTS. A Party will have the right to terminate this License Agreement in the event the other Party materially breaches any material provision of this License Agreement or the Development and Supply Contract, and fails to correct such breach within [...***...] after receiving written notice thereof. Any such notice shall specify with particularity such breach and the fact that the License Agreement may be terminated if such breach remains uncured. If this notice has been sent and the breach in such written notice remains uncured, then this License Agreement can be terminated by the Party that provided such written notice through its submission of a separate written letter of termination to the other Party, which termination will become effective on the date specified in such separate written letter of termination. Upon any termination of this License Agreement in accordance with and subject to the provisions of this Section 10, all of the rights and licenses granted by Dot Hill in this License Agreement shall immediately terminate. Termination of this License Agreement for any reason shall not affect the rights and obligations of the parties accrued through, up to and/or prior to the effective date of such termination.
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11. Governing Laws; Escalation; Arbitration
     11.1 Governing Laws. This License Agreement shall be governed by the laws of the State of California, determined without regard to any conflict of laws provisions that would result in the application of the laws of a different state.
     11.2 Escalation. The Parties agree that any material dispute between the Parties relating to this License Agreement will be escalated to a panel of two (2) senior executives, one each from Dot Hill and NetApp. Either Party may initiate this proceeding by notifying the other Party pursuant to the notice provisions of this License Agreement. Within [...***...] from the date of receipt of the notice, the Parties’ executives shall confer (via telephone or in person) in an effort to resolve such dispute. In the event the executives are unable to resolve such dispute within [...***...] after the submission to them, then, upon the written request of a Party, such dispute may be settled by means of arbitration as provided below. Each Party’s executives shall be identified by written notice to the other Party, and may be changed at any time by written notice pursuant to the notice provisions of this License Agreement.
     11.3 Arbitration. Any dispute between the Parties named in this License Agreement that is not resolved by escalation shall be settled by arbitration under the then-current rules of the Judicial Arbitration and Mediation Services (“JAMS”), including the right of either Party to conduct discovery in accordance with the laws of the State of California. The site for any arbitration proceeding shall be Santa Clara County, California. The Parties shall agree and select a single arbitrator. The arbitrator so chosen shall be knowledgeable in the field of computer hardware and software, and in the field of commercial law. The decisions of the arbitrator shall be deemed final, without appeal provided, however, that each Party may seek judicial resolution of any issue involving such Party’s Intellectual Property Rights or Technology and such judicial resolution shall take precedence over any decision of the arbitrators. All questions of law shall be decided in accordance with the laws of the State of California. In the event that one Party breaches any of its obligations under this License Agreement, in addition to all other remedies provided in this License Agreement, the prevailing Party shall be entitled to all costs and expenses of enforcement reasonably incurred as a result of said breach, including arbitration costs, court costs and reasonable attorney’s fees.
12. Intellectual Property Indemnification
     12.1 Indemnification Obligations. Subject to the terms, conditions and limitations set forth in this License Agreement, Dot Hill shall indemnify, defend (or at its option settle) and hold harmless NetApp and NetApp DCMs (each a “NetApp Indemnified Party”) from and against any third party claim, suit or proceeding brought against a NetApp Indemnified Party to the extent such claim, suit or proceeding is based upon an allegation of misappropriation of any trade secret, or infringement of any patent or copyright, with respect to the permitted use of Dot Hill Technology in accordance with the license rights granted in this License Agreement, by such NetApp Indemnified Party.
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     12.2 Conditions to Indemnification Obligations. Dot Hill’s indemnification obligations in Section 12.1 are conditioned upon all of the following: (i) immediately after its receipt thereof, the NetApp Indemnified Party shall inform Dot Hill in writing of any claim, suit or proceeding that is covered by Dot Hill’s indemnification obligations in Section 12.1 above; (ii) each NetApp Indemnified Party must give Dot Hill sole and complete authority to defend and/or settle each such claim, suit or proceeding; and (iii) each NetApp Indemnified Party shall give Dot Hill full and proper information and assistance, at Dot Hill’s expense, to permit Dot Hill to evaluate, defend and/or settle each such claim, suit or proceeding. Dot Hill shall not be liable for any costs or expenses which are incurred without its written authorization. Each NetApp Indemnified Party shall not enter into any settlement of any claim, suit or proceeding covered by Dot Hill’s indemnification obligations in Section 12.1 above and which entails any obligation on the part of Dot Hill, without obtaining the prior written consent of Dot Hill.
     12.3 Certain Remedies. Following notice of any actual or threatened claim, suit or proceeding that is covered by Dot Hill’s indemnification obligations in Section 12.1 above, Dot Hill may, at its sole option and discretion: (i) procure for any NetApp Indemnified Party the right to continue to use Dot Hill Technology in accordance with the license rights that are granted in this License Agreement, or (ii) provide a workaround to a NetApp Indemnified Party that will resolve such claim, suit or proceeding provided that such workaround does not adversely affect the form, fit, function, operation or reliability of the Product that is made with the use of such Dot Hill Technology.
     12.4 Limitation of Liability. Notwithstanding the foregoing, Dot Hill shall not assume any liabilities or obligations for any claim(s) of misappropriation or infringement covering: (i) any items of technology not delivered by Dot Hill; (ii) any items of technology not developed by Dot Hill or Dot Hill’s licensors; (iii) any combination of Dot Hill Technology with any technology, hardware, software and/or firmware not supplied by Dot Hill, provided that the combination is the object of such claim; (iv) any features or functions in Dot Hill Technology developed at the direction of NetApp based on specific written input that is given by NetApp through a formal change control process or through a written approved change to the specifications for Products; and/or (v) any modifications made to Dot Hill Technology after its delivery by Dot Hill, provided that such claim extends only to such modifications, as opposed to any underlying unmodified Dot Hill Technology that has been provided by Dot Hill. The limitation in Subsection 12.4(iii) above shall, however, not apply to that portion of the combination that contains Dot Hill Technology.
     12.5 Exclusive Remedy. THE FOREGOING IS THE ENTIRE EXCLUSIVE OBLIGATION OF DOT HILL, AND THE SOLE AND EXCLUSIVE REMEDY OF EACH INDEMNIFIED PARTY, FOR ANY ACTUAL OR THREATENED MISAPPROPRIATION OR INFRINGEMENT CLAIMS, SUITS AND/OR PROCEEDINGS MADE AGAINST A NETAPP INDEMNIFIED PARTY WITH RESPECT TO DOT HILL TECHNOLOGY.
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13. Limited Liability. EXCEPT FOR ANY FAILURE TO COMPLY WITH THE LICENSE OR OWNERSHIP RIGHTS OR CONFIDENTIALITY PROVISIONS IN THIS LICENSE AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY OR INCIDENTAL DAMAGES HOWEVER CAUSED, AND WHETHER FOR BREACH OF WARRANTY, BREACH OF CONTRACT, REPUDIATION OF CONTRACT, TERMINATION, NEGLIGENCE OR OTHERWISE, EVEN IF A PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL, HOWEVER, NOT APPLY TO ANY ROYALTIES THAT ARE OR BECOME DUE AND PAYABLE HEREUNDER. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE AMOUNTS PAYABLE UNDER THIS LICENSE AGREEMENT HAVE BEEN ESTABLISHED BASED UPON THESE LIABILITY LIMITATIONS, AND AGREE THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. EXCEPT FOR ANY FAILURE TO COMPLY WITH THE CONFIDENTIALITY PROVISIONS IN THIS LICENSE AGREEMENT, DOT HILL’S MAXIMUM LIABILITY UNDER THIS LICENSE AGREEMENT, HOWEVER ARISING, SHALL IN NO EVENT EXCEED [...***...]. IN NO EVENT SHALL THIS LICENSE AGREEMENT BE CONSTRUED SO AS TO REDUCE ANY OF THE PROPRIETARY RIGHTS OF DOT HILL.
14. Disclaimer of Warranties. DOT HILL HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO ALL ITEMS LICENSED UNDER THIS LICENSE AGREEMENT. ALL SUCH ITEMS ARE PROVIDED “AS IS” BASIS AND WITHOUT ANY WARRANTIES. ANY USE OF SUCH ITEMS IS AT THE RECIPIENT’S RISK. DOT HILL ALSO DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS WITH RESPECT TO ALL OF THE ITEMS PROVIDED UNDER THIS LICENSE AGREEMENT.
15. Severability and Waiver
     15.1 Severability. If any provision of this License Agreement shall be found to be invalid, illegal or unenforceable, then, the Parties will negotiate a replacement for such provision which will be consistent with the original intent of the Parties, but will be valid, legal and enforceable in all respects. If this is not possible, then notwithstanding the same, this License Agreement shall remain in full force and effect, and such provision shall be deemed stricken to the extent if the provisions of this License Agreement can be maintained in a manner consistent with the Parties’ original intent and purpose of this License Agreement.
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     15.2 Waiver. Any and all waivers of any of the provisions contained within this License Agreement must be in writing and signed by an authorized representative of the Party to whom such waiver is sought. The failure of either Party to enforce, at any time or for any period, any provision of this License Agreement shall not be deemed or construed to be a waiver of the provision or of the right to require subsequent enforcement of that or any other provision.
16. Compliance with Laws and Regulations
     16.1 Export Controls. Export of technical data, Confidential Information, software and products is subject to compliance with the United States Export Administration Act of 1979 and the Export Administration Amendment Act of 1985, and the Export Administration Regulations adopted and administered by the United States Department of Commerce (collectively, the “Export Controls”). To the extent required under such Export Controls, NetApp agrees to obtain and to inform third parties of the obligation to obtain a validated or general license, as the case may be prior to any such export and to identify to Dot Hill, as appropriate, their names and locations.
          16.1.1 NetApp understands its obligations to report all matters relating to any potential violation of the United States Foreign Corrupt Practices Act encountered in any performance under this License Agreement to the other, according to the notice provisions of this License Agreement.
          16.1.2 NetApp understands that deliveries of technical data, Confidential Information, software and products to Sudan, Syria, Cuba, Iran and North Korea may be prohibited or substantially restricted and that this prohibition or restriction may change from time to time, as reflected at http://www.ustreas.gov/ofac.
          16.1.3 NetApp understands that deliveries of technical data, Confidential Information, software and products to certain organizations may be prohibited or substantially restricted and that this prohibition or restriction may change from time to time, as reflected at http://www.gpo.gov/bxa (See part 744).
          16.1.4 NetApp understands that deliveries of technical data, Confidential Information, software and products to certain organizations or individuals listed in the Table of Denial Orders (“TDO”) may be prohibited or substantially restricted and that this prohibition or restriction may change from time to time, as reflected at http://www.bxa.doc.gov/DPL/2_denial.htm).
          16.1.5 NetApp understands that deliveries of technical data, Confidential Information, software and products may be subject to certain required record keeping requirements, including those recordkeeping requirements outlined at http://www.bxa.doc.gov/PDF/Admin3.pdf.
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          16.1.6 NetApp understands its obligations to report all matters relating to any potential violation of the United States Anti-Boycott Law encountered in any performance under this License Agreement to the other, according to the notice provisions of this License Agreement.
     16.2 Foreign Corrupt Practices Act. The Parties are subject to the laws and regulations of the United States relating to the Foreign Corrupt Practices Act (“FCPA”). Neither Party shall pay any money, gift or any other thing of value to any person for the purpose of influencing any official governmental action or decision affecting this License Agreement or with the intention of obtaining or maintaining any business related to this License Agreement, while knowing or having reason to know that any portion of such money, gift or thing will, directly or indirectly, be given, offered therefore to: (i) an employee, officer or other person acting in an official capacity for any government or its instrumentalities to influence any such official governmental action or decision; or (ii) any political party, party official or candidate for political office to influence any such official governmental action or decision. Each Party shall maintain books, records, and systems of accounting and control adequate to insure that assets and operations are accounted for and that the business of each Party under this License Agreement is carried out according to the directions of their respective executive officers.
     16.3 Assurances and Compliance. Each Party shall provide the other with the assurances and official documents that may be requested to verify, where applicable, its compliance with the Export Controls, FCPA, etc. To the extent applicable to the activities to be conducted by a Party under this License Agreement, actions by a Party which violate the Export Controls, FCPA, etc. shall be deemed to be material breaches of this License Agreement and may result in civil or criminal penalties.
     16.4 Export Control Classification. If Dot Hill Technology is required to be classified for export control classification purposes, then Dot Hill will work with NetApp to establish an accurate export control classification number for the Dot Hill Technology that is provided by Dot Hill to NetApp under this License Agreement.
17. Notices. Any notice given under this License Agreement by NetApp or Dot Hill shall be in writing and sent by registered or certified, return receipt requested, mail to the business address for Dot Hill or NetApp, respectively, that is set forth in the introductory paragraph to this License Agreement or such other business address as Dot Hill or NetApp may later designate for itself by written notice in accordance with the provisions of this Section 17. For NetApp, any such notice shall be directed to the Vice President of Supply Chain Management and the General Counsel of NetApp. For Dot Hill, any such notice shall be directed to the President & CEO, and the Chief Financial Officer, of Dot Hill. Notice shall be deemed given three (3) business days after being sent as prescribed above.
18. Effect of License Agreement on Development and Supply Contract. The terms and conditions in this License Agreement shall supersede and replace in their entirety the provisions of Sections 11.1 (“NetApp License Rights and Restrictions”), 11.3 (“No Other Rights Granted”), 11.4 (“Future Desired License Rights”), 11.6
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(“Use of Manufacturing Lines”), 11.7 (“License for Power Supplies”) and 13 (“Escrow”) of the Development and Supply Contract. If there is a conflict or inconsistency between the provisions of this License Agreement and those of the Development and Supply Contract, such conflicting or inconsistent provisions contained in this License Agreement shall take precedence and prevail over such conflicting or inconsistent provisions contained in the Development and Supply Contract.
19. Remedies. No right or remedy conferred upon either Party under this License Agreement shall be exclusive of any other right or remedy that such Party may have at law, equity or otherwise and any such right or remedy shall, to the extent permitted by law, be in addition to any other right or remedy which a Party may have.
20. Survival. The provisions contained in Sections 1 (“Definitions”), 3(e) (“License Restrictions”), 3(f) (“No Other Rights Granted”), 4 (“Ownership Rights”), 6 (“Royalties; Statements; Payments; Taxes; Interest; Other Reports”), 7 (“Book and Records”), 8 (“Confidentiality”), 9 (“No Assignment”), 11 (“Governing Laws; Escalation; Arbitration”), 12 (“Intellectual Property Indemnification”), 13 (“Limited Liability”), 14 (“Disclaimer of Warranties”), 15 (“Severability and Waiver”), 16 (“Compliance with Laws and Regulations”), 17 (“Notices”), 18 (“Effect of License Agreement on Development and Supply Contract”), 19 (“Remedies”), 20 (“Survival”), 21 (“Headings and Subheadings”), 22 (“Advice of Legal Counsel; Construction”), 23 (“Counterparts; Facsimile Transmissions”) and 24 (“Entire Agreement”) of this License Agreement shall survive its expiration or earlier termination.
21. Headings and Subheadings. Each Party acknowledges and agrees that heading and subheadings used in this License Agreement have been inserted for the purpose of convenience in referring to its provisions and, therefore, they shall not be used to interpret or construe any of the provisions of this License Agreement.
22. Advice of Legal Counsel; Construction. Each Party acknowledges and represents that, in preparing and negotiating this License Agreement, it has had the opportunity to seek advice with respect to its rights and obligations under this License Agreement from legal counsel and that the provisions of this License Agreement shall not be construed against either Party by virtue of its drafting or preparation. As used herein, the word “including” shall not be deemed to be a word of limitation, but instead shall be deemed to be followed by the words “without limitation.”
23. Counterparts; Facsimile Transmissions. This License Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument. Each Party acknowledges and agrees that such executed counterparts may be delivered by a Party to the other Party through the use of facsimile transmission or electronically through the submission of pdf files.
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     24. Entire Agreement. This License Agreement constitutes the entire agreement between the Parties as to its subject matter and supersedes and replaces all prior agreements, letters of intent and/or other communications, whether in written or verbal form, between the Parties as to its subject matter. This License Agreement may be changed only in a writing that is signed by authorized representatives of both Parties.
IN WITNESS WHEREOF, the Parties through their duly authorized representatives have executed this License Agreement to become effective as of the last signature date which is set forth below.

DOT HILL SYSTEMS CORP.		NETWORK APPLIANCE, INC.

By:	/s/ Dana W. Kammersgard	By:	/s/ Michael W. Wais

Name:	Dana W. Kammersgard	Name:	Michael W. Wais

Title:	President & CEO	Title:	Vice President, Supply Chain Management

Date:	October 1, 2007

		Date:	October 1, 2007

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Exhibit A
List of Dot Hill Technology
[...***...]
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